As filed with the Securities and Exchange Commission on May 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	56-0950585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

(704) 557-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Harris

Senior Vice President, Shared Services and Chief Financial Officer

Coca-Cola Bottling Co. Consolidated

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

(704) 557-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. Beauregarde Fisher III, Esq.

Dumont Clarke IV, Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (1)
Debt Securities (4)
Preferred Stock (5)
Common Stock (6)
Class C Common Stock (7)
Total			$500,000,000	$64,400 (8)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3.

(2)	There is being registered hereunder an indeterminate amount of securities as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $500,000,000, or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $500,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion or exchange of other securities or that are issued in units with other securities registered hereunder.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(4)	There is being registered hereunder such indeterminate principal amount of debt securities as may from time to time be issued at indeterminate prices. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price for such securities not to exceed $500,000,000 less the dollar amount of any other securities issued hereunder.

(5)	There is being registered hereunder such indeterminate number of shares of convertible preferred stock, par value $100.00 per share, non-convertible preferred stock, par value $100.00 per share, and preferred stock, par value $0.01 per share, as may from time to time be issued at indeterminate prices.

(6)	There is being registered hereunder such indeterminate number of shares of common stock, par value $1.00 per share, as may from time to time be issued at indeterminate prices, including common stock issuable upon conversion or exchange of debt securities or preferred stock.

(7)	There is being registered hereunder such indeterminate number of shares of Class C common stock, par value $1.00 per share, as may from time to time be issued at indeterminate prices, including Class C common stock issuable upon conversion or exchange of debt securities or preferred stock.

(8)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2014

PROSPECTUS

Coca-Cola Bottling Co. Consolidated

$500,000,000

Debt Securities

Preferred Stock

Common Stock

Class C Common Stock

We may use this prospectus to offer and sell from time to time, together or separately, debt securities, preferred stock, common stock and Class C common stock. The debt securities and preferred stock may be convertible into or exchangeable for common stock or Class C common stock or other of our securities. The aggregate initial offering price of all securities sold under this prospectus will not exceed $500,000,000, or the equivalent of this amount in foreign currencies or foreign currency units. Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol “COKE.”

We may offer and sell these securities to or through one or more underwriters or dealers, through one or more agents, or directly to purchasers, on a delayed or continuous basis. This prospectus provides you with a general description of the securities we may offer and sell. The specific terms of any securities to be offered will be provided in a supplement to this prospectus and, if applicable, a free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.

You should read this prospectus, any prospectus supplement and any related free writing prospectus carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus, before making a decision to invest in our securities.

Our principal executive offices are located at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211, and our telephone number at that location is (704) 557-4400.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $500,000,000, or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus and, if applicable, a free writing prospectus that will contain specific information about the offering and the terms of the particular securities to be offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, the related prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the cover page of the specific document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Except as otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Coca-Cola Bottling Co. Consolidated and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial could materially affect our business, results of operations or financial position and cause the value of our securities to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus, as well as information included in future filings by us with the SEC and information contained in written material, news releases and oral statements issued by us or on our behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include information relating to, among other matters, our future prospects, developments and business strategies for our operations, including statements regarding our ongoing work on agreements for the proposed territory expansion that is described in the Letter of Intent, dated as of April 15, 2013, with The Coca-Cola Company that we believe will provide us with the opportunity for growth in contiguous territories where we can leverage our current infrastructure and operational capabilities. These forward-looking statements are identified by the use of words such as “expect,” “estimate,” “project,” “believe,” “intend,” “anticipate,” and similar expressions. These forward-looking statements are based on currently available competitive, financial and economic data along with our operating plans and are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from historical or anticipated results. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed. Among the events or uncertainties which could adversely affect future periods are: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions of bottlers by their franchisors; and the concentration of our capital stock ownership. Additional information regarding the risks and uncertainties which may affect our business operations and financial performance can be found in our filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR COMPANY

Coca-Cola Bottling Co. Consolidated produces, markets and distributes nonalcoholic beverages, primarily products of The Coca-Cola Company, which include some of the most recognized and popular beverage brands in the world. We were incorporated in 1980 and, together with our predecessors, have been in the nonalcoholic beverage manufacturing and distribution business since 1902.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include, but are not limited to, the redemption and repayment of outstanding indebtedness, investments in or extensions of credit to our subsidiaries, the financing of future acquisitions or capital expenditures, and working capital.

We may temporarily invest any net proceeds prior to their use for the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, short-term investment grade securities, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the net proceeds with banks.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Quarter Ended		Fiscal Year (1)
	March 30, 2014	March 31, 2013	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	1.61	2.01	2.38	2.42	2.36	2.65	2.46

(1)	The Company’s fiscal year ends on the Sunday nearest December 31. All years presented are 52-week years, except 2009, which was a 53-week year.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities that we may offer under this prospectus. We will provide additional terms of the debt securities in the applicable prospectus supplement.

The debt securities which we may offer under this prospectus will be issued under an indenture, dated as of July 20, 1994, between us and NationsBank of Georgia, National Association, as trustee, as amended, supplemented and restated in its entirety by a supplemental indenture, dated as of March 3, 1995, between us and NationsBank of Georgia, National Association. We refer to this indenture, as amended, supplemented and restated in its entirety, as the “Indenture.” By mutual agreement among the parties involved, as of September 15, 1995, Citibank, N.A. succeeded to all of the rights, powers, duties and obligations of NationsBank of Georgia, N.A., as trustee under the Indenture. On January 15, 2007, The Bank of New York Mellon Trust Company, N.A. succeeded to all of the rights, powers, duties and obligations of Citibank, N.A., as trustee under the Indenture. All references in this prospectus or in any applicable prospectus supplement to the “trustee” refer to The Bank of New York Mellon Trust Company, N.A. or to any other entity that may subsequently replace The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture.

The following description summarizes some of the provisions of the Indenture, including definitions of some of the more important terms therein. However, we have not described every aspect of the debt securities. You should refer to the actual Indenture for a complete description of its provisions and the definitions of terms used in it, because the Indenture, and not this description, will define your rights as a holder of the debt securities. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any applicable prospectus supplement, we are incorporating by reference those sections or defined terms into this prospectus or the applicable prospectus supplement. The Indenture is an exhibit to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the Indenture for your review.

When used in this section, the terms the “Company,” “we,” “us,” and “our” refer solely to Coca-Cola Bottling Co. Consolidated and not to its consolidated subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that we may issue. We may issue debt securities (in one or more series) up to the principal amount authorized by us from time to time for each such series. The debt securities will be our unsecured obligations and will rank equally and ratably with all of our other existing and future unsecured and unsubordinated indebtedness.

The particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the Indenture applicable to the issue of debt securities, will be described in the applicable prospectus supplement. This description will contain all or some of the following, as applicable:

•	the title, aggregate principal amount and denominations of the offered debt securities;

•	whether the offered debt securities will be issued in whole or in part in global form and, if so, the name of the depositary;

•	the issue price or prices for the offered debt securities (expressed as a percentage of their aggregate principal amount);

•	the date or dates on which the principal of the offered debt securities is payable;

•	the applicable interest rate or rates (if any), and the date or dates from which any such interest will accrue;

•	the interest payment dates on which any such interest will be payable and the regular record date with respect thereto;

•	any obligation of us to redeem or repay the offered debt securities pursuant to sinking fund or similar provisions, or at the option of a holder of such securities, and the prices and other terms and conditions applicable to any such redemption or repurchase;

•	each office or agency for the payment of principal and any premium and interest on the offered debt securities (subject to the terms of the Indenture as described below under “—Payment and Paying Agents”);

•	each office or agency where the offered debt securities may be presented for registration of transfer or exchange (subject to the terms of the Indenture as described below under “—Denominations; Registration of Transfers and Exchange”);

•	the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option, or repaid at the option of the holder, prior to stated maturity (including, in the case of an Original Issue Discount Security (as defined in the Indenture), the information necessary to determine the amount due upon redemption or repayment);

•	whether the offered debt securities will be issuable in any denominations other than $1,000 and any integral multiple thereof;

•	the portion of the principal amount of offered debt securities that shall be payable upon declaration of acceleration of maturity (if other than the principal amount thereof);

•	the application, if any, of either or both of the sections of the Indenture relating to defeasance to the offered debt securities; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the Indenture.

We may issue debt securities as Original Issue Discount Securities. Original Issue Discount Securities bear no interest or bear interest at a below-market rate and will be sold at a substantial discount below their stated principal amount. Special federal income tax considerations applicable to any debt securities issued at an original issue discount, including Original Issue Discount Securities, will be described in the applicable prospectus supplement. Persons considering the purchase, ownership or disposition of any Original Issue Discount Securities should consult their own tax advisors concerning any special federal income tax or other consequences applicable to them with regard to such purchase, ownership or disposition of the debt securities, as well as any consequences arising under the laws of any other taxing jurisdiction.

Denominations; Registration of Transfers and Exchange

Debt securities of a given series will be issued only in definitive registered form without coupons in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable prospectus supplement.

Debt securities may be presented for registration of transfer or for exchange (duly endorsed or accompanied by a written instrument of transfer duly executed), at the office of the security registrar or at the office of any transfer agent designated by us for any series of debt securities and referred to in the applicable prospectus supplement. Such transfer or exchange will be made without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Indenture names the trustee as the initial security registrar.

If any applicable prospectus supplement states that we have designated any transfer agents (in addition to the security registrar) with respect to any series of debt securities, we may at any time rescind the designation of such transfer agent(s) or approve a change in the location through which such transfer agent(s) act. We, however, will be required to maintain a transfer agent in each place where the principal of (and premium, if any) and interest in respect of any such series are payable. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem debt securities of any series, we will not be required to (A) issue, register the transfer of or exchange debt securities of such series during a period beginning at the opening of business 15 days before the mailing of the applicable notice of redemption and ending at the close of business on the day of such mailing, or (B) register the transfer of or exchange any debt security, or portion thereof, selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Payment of principal of (and premium, if any) and interest on debt securities will be made at the office of a paying agent or paying agents designated by us from time to time. We also may elect to pay interest by check mailed to the address of the person entitled thereto as such address appears in the security register. We will pay any interest due on debt securities on any interest payment date to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

The principal office of the paying agent will be designated as our paying agent for payments with respect to debt securities. Any other paying agents initially designated by us for the debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where principal and any premium or interest in respect of such series of debt securities are payable.

All moneys paid by us to the trustee or a paying agent for the payment of the principal of (and premium, if any) and interest on any debt security which remain unclaimed for two years after such amounts have become due and payable may be paid to us. Thereafter, the holder of such debt security, as a general unsecured creditor, may look only to us for payment of such amounts.

Global Securities

The debt securities of any series may be issued in the form of one or more fully registered securities in global form, a “global security.” Any such global security will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Such global securities will be issued in a denomination or aggregate denominations in an amount equal to the aggregate principal amount of all outstanding debt securities of the series represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to (A) a nominee of such depositary (or between such nominees) or (B) to a successor of such depositary or a nominee of such successor depositary.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, and the deposit of such global security with or on behalf of the applicable depositary, such depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee (“participants”). Such accounts will be designated (A) by the underwriters or agents for such debt securities or (B) by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants. The beneficial interests of participants in such global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security. The ownership of beneficial interests in such global security by persons that hold through participants will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participant. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. The limitations imposed by these laws may impair the ability of owners to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Indenture provides that the depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indenture. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action that a holder is entitled to give or take under the Indenture, the depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners who own through them.

Principal, premium, if any, and interest payments on individual debt securities represented by a global security held by a depositary or its nominee will be made by us to the depositary or its nominee, as the case may be, as the registered owner of such global security. None of we, the trustee or any paying agent for such debt securities will have any responsibility or liability for any aspect of the records of the depositary or any nominee or participant relating to, or payments made on account of, beneficial ownership interests in any such global security or securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We understand that, under existing industry practices, the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in definitive form in exchange for the global security or securities representing such series of debt securities. In addition, we may at any time and in our sole discretion (subject to any limitations described in the prospectus supplement relating to such debt securities) determine not to have the debt securities of a series represented by one or more global securities. In such event, we will issue individual debt securities of such series in definitive form in exchange for the global security or securities representing such series of debt securities.

Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us and to the depositary for such global security, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by such global security equal in principal amount to such beneficial interest registered in such owner’s name and will be entitled to physical delivery of such debt securities in definitive form. Any debt securities so issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only without coupons.

Certain Covenants with Respect to Debt Securities

Certain Definitions Applicable to Covenants:

•	“Attributable Debt” is defined to mean the total net amount of rent required to be paid during the primary remaining term of certain leases, discounted at the rate per annum equal to the weighted average interest rate, or yield to maturity in the case of an Original Issue Discount Security, borne by the debt securities.

•	“Consolidated Net Tangible Assets” is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities and (2) our goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles as set forth in our most recent consolidated balance sheet.

•	“Principal Property” is defined to mean any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for the bottling, canning, packaging, warehousing or distribution of soft drink or soft drink products, which is owned or leased by us or any Subsidiary, the gross book value of which (without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets (other than any such facility which, in the opinion of our board of directors, is not materially important to the total business conducted by us and our Subsidiaries as an entirety).

•	“Restricted Subsidiary” is defined as a Subsidiary of us which (1) owned a Principal Property as of the date of the Indenture, or (2) acquires a Principal Property after such date from us or a Restricted Subsidiary other than for cash equal to such property’s fair market value as determined by our board of directors, or (3) acquires a Principal Property after such date by purchase with funds substantially all of which are provided by us or a Restricted Subsidiary or with the proceeds of indebtedness for money borrowed, which indebtedness is guaranteed in whole or in part by us or a Restricted Subsidiary, or (4) is a party to any contract with respect to the bottling, canning, packaging or distribution of soft drinks or soft drink products (unless such contract, in the opinion of our board of directors, is not materially important to the total business conducted by us and our Subsidiaries as an entirety).

•	“Subsidiary” of us is defined as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us and/or one or more of our Subsidiaries.

Restrictions on Debt

We:

•	will not, and will not permit any Restricted Subsidiary to, incur or guarantee any evidence of any indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge or lien (“Mortgage”) on any of our Principal Property or that of any Restricted Subsidiary, or on any share of capital stock or Debt of any Restricted Subsidiary, without securing or causing such Restricted Subsidiary to secure the debt securities equally and ratably with (or, at our option, prior to) such secured Debt, and

•	will not permit any Restricted Subsidiary to incur or guarantee any unsecured Debt or to issue any preferred stock, in each instance unless the aggregate amount of (A) all such Debt, (B) the aggregate preferential amount to which such preferred stock would be entitled on any involuntary distribution of assets and (C) all our Attributable Debt and that of our Restricted Subsidiaries in respect of sale and leaseback transactions involving Principal Properties (with the exception of transactions which are excluded as described below under “—Restrictions on Sales and Leasebacks”), would not exceed 10% of Consolidated Net Tangible Assets.

The above restrictions do not apply to any of the following, which will be excluded from Debt in any computation under such restrictions:

•	Debt secured by Mortgages on property of, or on any shares of capital stock or Debt of, any corporation, and unsecured Debt of any corporation, existing at the time such corporation becomes a Restricted Subsidiary;

•	Debt secured by Mortgages in favor of us or a Restricted Subsidiary and unsecured Debt payable to us or a Restricted Subsidiary;

•	Debt secured by Mortgages in favor of the United States of America, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•	Debt secured by Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or incurred within certain time limits to finance the acquisition thereof or construction thereon;

•	unsecured Debt incurred within certain time limits to finance the acquisition of property, shares of capital stock or Debt (other than shares of our capital stock or Debt) or to finance construction on such property;

•	Debt secured by Mortgages securing industrial revenue bonds; or

•	any extension, renewal or replacement of any Debt referred to in any of the foregoing exceptions.

In addition, the above restrictions do not apply to any issuance of preferred stock by a Restricted Subsidiary to us or another Restricted Subsidiary, provided that such preferred stock shall not thereafter be transferable to any person other than us or a Restricted Subsidiary.

Restrictions on Sales and Leasebacks

Neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless, after giving effect to such transaction, the aggregate amount of all our Attributable Debt and that of our Restricted Subsidiaries with respect to all such transactions plus all Debt to which the covenant described in “—Restrictions on Debt” is applicable would not exceed 10% of Consolidated Net Tangible Assets.

This restriction does not apply to any of the following (which shall be excluded in any computation of Attributable Debt under such restriction) Attributable Debt with respect to any sale and leaseback transaction if:

•	the lease is for a period not in excess of three years, including renewal rights;

•	the sale or transfer of the Principal Property is made prior to, at the time of or within a specified period after the later of its acquisition or construction;

•	the lease secures or relates to industrial revenue or pollution control bonds;

•	the transaction is between us and a Restricted Subsidiary or between Restricted Subsidiaries; or

•

we or a Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of our Funded Debt (as defined in the Indenture) or that of a Restricted Subsidiary ranking on a parity with or senior to the debt securities, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased in such sale and leaseback transaction, an amount not less than the greater of (A) the net proceeds of the sale of the Principal Property so leased, or (B) the fair market value of the Principal Property leased. In lieu of applying the proceeds of such sale to the retirement of Funded Debt, we may receive credit for (1) the principal amount of any debt securities (or other notes or debentures constituting our Funded

Debt or that of a Restricted Subsidiary) delivered within such 180-day period to the applicable trustee for retirement and cancellation, and (2) the principal amount of any other Funded Debt voluntarily retired within such 180-day period.

Consolidation, Merger, Conveyance or Transfer of Assets

The Indenture provides that we shall not consolidate with or merge into, or transfer or convey all or substantially all of our assets to, any person unless:

•	that person (including the successor corporation) is a corporation organized under the laws of the United States of America or any State or the District of Columbia;

•	that person (including the successor corporation) assumes by supplemental indenture all of our obligations on debt securities outstanding at that time; and

•	immediately after giving effect thereto, no Event of Default (as defined below), and no event which, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing.

The Indenture further provides that no such consolidation or merger of us with or into any other corporation and no conveyance or transfer of all or substantially all of our property to any person may be made if, as a result, any of our Principal Property or that of any Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the provisions described under “—Certain Covenants with Respect to Debt Securities—Restrictions on Debt” unless the debt securities are secured equally and ratably with (or, at our option, prior to) the Debt secured by such Mortgage by a lien upon such Principal Property.

Events of Default and Remedies

The Indenture defines an “Event of Default” whenever used therein with respect to debt securities of any series as one or more of the following events:

•	default in the payment of interest, if any, on debt securities of such series for 30 days after becoming due;

•	default in the payment of principal of debt securities of such series when due;

•	default in the deposit of any sinking fund payment when and as due by the terms of offered debt securities;

•	default in the performance of any other covenant or warranty that continues for 60 days after notice;

•	certain events of bankruptcy, insolvency or reorganization;

•	a default under, or the acceleration of the maturity date of, any bond, debenture, note or other evidence of indebtedness of us or any Restricted Subsidiary (other than the debt securities of such series) or a default under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of any applicable grace period specified in such evidence of indebtedness, indenture or other instrument, if the aggregate amount of indebtedness with respect to which such default or acceleration has occurred exceeds $1.0 million; and

•	any other Event of Default provided with respect to debt securities of such series.

If any Event of Default described above shall occur and be continuing, then either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the offered debt securities to be due and payable immediately.

The Indenture provides that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, shall notify the holders of debt securities of that series of all uncured defaults known to it (the term default to mean any event specified above which is, or after notice or lapse of time or both would become, an Event of Default with respect to the offered debt securities). Except, however, in the case of default in the payment of the principal of (or premium, if any) or interest on any debt securities or in the payment of any sinking fund installment with respect to the offered debt securities, the trustee is permitted to withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities.

We are required annually to furnish the trustee with a certificate by certain of our officers stating whether or not, to the best of their knowledge, we are in default in the fulfillment of our covenants under the Indenture. If there has been a default in the fulfillment of any such covenant, the certificate must specify the nature and status of each such default.

The holders of a majority in principal amount of the outstanding offered debt securities (voting as one class) will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the offered debt securities, and to waive certain defaults.

The Indenture provides that, if an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities, unless such holders first offer to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Discharge, Defeasance and Covenant Defeasance

The applicable prospectus supplement will state whether any defeasance provision will apply to any offered debt securities which are the subject thereof.

The Indenture provides, if such provision is made applicable to the debt securities of any series, that we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligation to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”), or

•	to be released from our obligations under the debt securities with respect to certain cross-default provisions described in the fifth bullet point under “—Events of Default and Remedies” and the restrictions described under “—Certain Covenants with Respect to Debt Securities” (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest, if any, on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates for such payments. In the case of defeasance, the holders of such debt securities will be entitled to receive payments in respect of such debt securities solely from such trust. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification

Modification and amendments of the Indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities issued under the Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of any debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of the principal of or interest on, such debt security;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on such debt security or the principal amount due upon acceleration of an Original Issue Discount Security;

•	change the place or currency of payment of the principal of (or premium, if any) or interest, if any, on such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to such debt security;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the Indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. Its parent, The Bank of New York Mellon Corporation, has, and certain of its affiliates may from time to time have, banking and other relationships with us and certain of our affiliates.

The trustee may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition the court to remove the trustee and to appoint a successor trustee.

Governing Law

The Indenture is, and the debt securities issued thereunder will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

Under our Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), our board of directors (without any further vote or action by our stockholders) may authorize the issuance, in one or more series, of up to:

•	50,000 shares of convertible preferred stock having a par value of $100.00 per share;

•	50,000 shares of non-convertible preferred stock having a par value of $100.00 per share; and

•	20,000,000 shares of preferred stock having a par value of $0.01 per share (collectively, the “preferred stock”).

Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of preferred stock in series and to fix the number of shares included in such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions thereof. As of the date of this prospectus, there were no shares of preferred stock issued and outstanding.

The description below summarizes certain general terms and provisions of each of the three classes of our preferred stock which we may offer under this prospectus. However, we have not described every aspect of the preferred stock. These summaries are subject to, and are qualified in their entirety by reference to, the Restated Certificate of Incorporation and the certificate of designations relating to each particular series of offered preferred stock, which will be filed with the SEC (and incorporated by reference in the registration statement) in connection with such offered preferred stock. We will provide additional terms for any series of preferred stock offered under this prospectus in the applicable prospectus supplement.

General

The offered preferred stock, when issued in accordance with the terms of the Restated Certificate of Incorporation and of the applicable certificate of designations and as described in the applicable prospectus supplement, will be fully paid and non-assessable.

To the extent not fixed in the Restated Certificate of Incorporation, the relative rights, preferences, powers, qualifications, limitations or restrictions of the offered preferred stock of any series will be as fixed by our board of directors pursuant to a certificate of designations relating to such series. The prospectus supplement relating to the offered preferred stock of each such series shall specify the terms thereof, including:

•	the class, series title or designation and stated value (if any) for such offered preferred stock;

•	the maximum number of shares of offered preferred stock in such series, the liquidation preference per share and the offering price per share for such series;

•	the dividend preferences and the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to such offered preferred stock;

•	the date from which dividends on such offered preferred stock will accumulate, if applicable, and whether dividends will be cumulative;

•	the provisions for a retirement or sinking fund, if any, with respect to such offered preferred stock;

•	the provisions for redemption, if applicable, of such offered preferred stock;

•	the voting rights, if any, of shares of such offered preferred stock;

•	any listing of such offered preferred stock for trading on any securities exchange or any authorization of such offered preferred stock for quotation in an interdealer quotation system of a registered national securities association;

•	the terms and conditions, if applicable, upon which such offered preferred stock will be convertible into, or exchangeable for, any other of our securities, including the title of any such securities and the conversion or exchange price therefor;

•	a discussion of federal income tax considerations applicable to such offered preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of such offered preferred stock.

Subject to the terms of the Restated Certificate of Incorporation and to any limitations contained in the certificate of designations pertaining to any then-outstanding series of preferred stock, we may issue additional series of preferred stock at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our board of directors shall determine, all without further action of the stockholders, including the holders of any then-outstanding series of any class of our preferred stock.

Dividends

Holders of any series of offered preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of our funds legally available therefor, at such rate and on such dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock books on the record date fixed by our board of directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

Liquidation Rights

The Restated Certificate of Incorporation provides that, in the event of our liquidation or dissolution, or a winding up of our affairs, whether voluntary or involuntary, or in the event of our merger or consolidation, no distributions will be made to holders of any class of our common stock until after payment or provision for payment of our debts or liabilities and any amounts to which holders of our preferred stock shall be entitled. The applicable prospectus supplement will specify the amount and type of distributions to which the holders of any series of offered preferred stock would be entitled upon the occurrence of any such event.

Redemption

If so stated in the applicable prospectus supplement, the offered preferred stock will be redeemable in whole or in part at our option, at the times, at the redemption prices and in accordance with any additional terms and conditions set forth in the prospectus supplement.

Voting Rights

Except as expressly required by applicable law, the holders of any series of offered preferred stock will not be entitled to vote on any matter submitted for approval by our stockholders.

Conversion

If shares of the offered preferred stock are convertible into any other class of our securities, the applicable prospectus supplement will set forth the applicable terms and conditions relating to such conversion.

Such terms will include the designation of the security into which the shares are convertible, the conversion price, the conversion period, whether conversion will be at the option of the holder or at our option, any events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the offered preferred stock. If the offered preferred stock is convertible into common stock or into any other of our securities for which there exists an established public trading market at the time of such conversion, such terms may include provisions for calculating the amount of such security to be received by the holders of the offered preferred stock according to the market price of such security as of a time stated in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK AND CLASS C COMMON STOCK

General

We may issue under this prospectus shares of our common stock or Class C common stock, either separately or together with or upon the conversion of or in exchange for other securities. If this prospectus is being delivered in connection with such an issuance, all of the details thereof will be set forth in the applicable prospectus supplement.

The description below summarizes certain general terms and provisions of our common stock and Class C common stock which we may offer under this prospectus, as well as certain general terms and conditions of our Class B common stock, which will not be offered under this prospectus. However, we have not described every aspect of the common stock, Class B common stock or Class C common stock. These summaries are subject to, and are qualified in their entirety by reference to, the following documents: (A) the Restated Certificate of Incorporation; (B) our Amended and Restated Bylaws (the “Bylaws”); and (C) the certificate of designations filed by us with respect to shares of any series of preferred stock which may be issued subsequent to the date of this prospectus (and as described in any applicable prospectus supplement). Copies of each of the Restated Certificate of Incorporation and the Bylaws are filed as exhibits to our Annual Report on Form 10-K.

In addition to the three classes of preferred stock described above, our authorized capital stock consists of:

•	30,000,000 shares of common stock, par value of $1.00 per share;

•	10,000,000 shares of Class B common stock, par value of $1.00 per share; and

•	20,000,000 shares of Class C common stock, par value of $1.00 per share.

As of April 30, 2014, we had issued and outstanding: (i) 7,141,447 shares of common stock and (ii) 2,129,862 shares of Class B common stock. As of the date of this prospectus, there were no shares of Class C common stock issued and outstanding.

The outstanding shares of common stock and Class B common stock are, and any shares of common stock or Class C common stock offered under this prospectus will be, upon issuance and payment therefor in accordance with the Restated Certificate of Incorporation and as described in the applicable prospectus supplement, fully paid and non-assessable.

Voting Rights

Except to the extent otherwise provided by law, holders of common stock, Class B common stock and Class C common stock vote together as a single voting group on any matters brought before our stockholders. Holders of common stock are entitled to one (1) vote per share on all such matters, while holders of Class B common stock are entitled to twenty (20) votes per share on all such matters and holders of Class C common stock are entitled to one-twentieth (1/20) vote per share on all such matters. Neither common stock, Class B common stock nor Class C common stock possess any cumulative voting rights under the Restated Certificate of Incorporation.

Under the Restated Certificate of Incorporation, we may not change the relative rights, preferences, privileges, restrictions, dividend rights, voting powers or other powers of the common stock, Class B common stock or Class C common stock without approval by the holders of each class of stock adversely affected thereby (voting as a separate class). Such approval requires the affirmative vote of not less than two-thirds (2/3) of all the votes entitled to be cast by the holders of each such class of stock. In the case, however, of a proposed increase in the authorized number of shares of common stock, Class B common stock or Class C common stock, the Restated Certificate of Incorporation requires approval by a majority of all the votes entitled to be voted by holders of common stock, Class B common stock and Class C common stock, voting together as a single class.

Dividends

General

Subject to any prior rights of holders of any then-outstanding shares of preferred stock, and to the provisions regarding relative dividend rights discussed below, holders of all three classes of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. See also “Description of Preferred Stock—Dividends.”

Relative Dividend Rights

Holders of Class B common stock are entitled to receive such dividends, including stock dividends (if any), in such amounts and at such rates per share as may be declared by our board of directors out of funds legally available therefor; provided, however, that any such dividends may not exceed any such dividends declared and paid to holders of common stock. Holders of common stock are entitled to receive such dividends, including stock dividends (if any), in such amounts and at such rates as may be declared by our board of directors out of funds legally available therefor. Dividends declared and paid to holders of common stock may exceed any dividends declared and paid to holders of Class B common stock. A dividend of shares may be declared and paid in common stock to holders of common stock and in Class B common stock to holders of Class B common stock, if the number of shares paid per share to holders of common stock and Class B common stock are the same.

Any dividends declared and paid on common stock and Class C common stock must be equal in amount or value and may exceed, but not be less than, any such dividends declared and paid to holders of Class B common stock. Dividends of shares of common stock may be paid to holders of common stock and Class C common stock only, or to holders of all classes of our common stock if the number of shares paid per share to such holders is the same. Similarly, dividends of shares of Class B common stock may be paid to holders of common stock and Class C common stock only, or to holders of all classes of our common stock if the number of shares paid per share to such holders is the same. Dividends of shares of Class C common stock may be paid to holders of common stock and Class C common stock only, or to holders of all classes of our common stock if the number of shares paid per share to such holders is the same. Additionally, a dividend of common stock may be paid to holders of common stock simultaneously with a dividend of Class B common stock to holders of Class B common stock and a dividend of Class C common stock to holders of Class C common stock, provided that the number of shares paid per share to holders of each such class is the same.

If only shares of Class B common stock and Class C common stock are outstanding, then a dividend of shares of Class C common stock, Class B common stock or common stock may be declared and paid to holders of Class C common stock only or to holders of Class B common stock and Class C common stock if the number of shares paid per share to such holders is the same; provided that a dividend of shares of Class B common stock may be paid to holders of Class B common stock while holders of Class C common stock receive common stock or Class C common stock if the number of shares paid to such holders is the same. Additionally, if only shares of Class B common stock and Class C common stock are outstanding, a dividend of shares of common stock or Class B common stock may be declared and paid to holders of Class B common stock, provided that a dividend of shares of common stock or Class C common stock is declared and paid to holders of class C common stock and the number of shares paid per share to such holders is the same.

If only shares of common stock and Class C common stock are outstanding, then a dividend of shares of common stock, Class B common stock, or Class C common stock may be declared and paid to the holders of both common stock and Class C common stock; provided that the number of shares paid per share to such holders is the same. Additionally, if only shares of common stock and Class C common stock are outstanding, a dividend of common stock may be paid to holders of common stock and a dividend of Class C common stock paid to holders of Class C common stock if the number of shares paid per share to such holders is the same.

Preemptive Rights

Generally, holders of the common stock, Class B common stock and Class C common stock do not have any preemptive or other rights to subscribe for additional shares of any class of our capital stock. If, in the future, we take any action that gives such rights to holders of any shares of common stock, Class B common stock or Class C common stock, the terms of such rights will be described in an applicable prospectus supplement.

Liquidation Rights

The Restated Certificate of Incorporation provides that, in the event of our liquidation or dissolution, or a winding up of our affairs, whether voluntary or involuntary, or in the event of our merger or consolidation, no distributions will be made to holders of any class of our common stock until after payment or provision for payment of our debts or liabilities, plus any amounts payable to holders of shares of any then-outstanding class of preferred stock. After we make such payments (or provisions therefor), holders of the common stock, Class B common stock and Class C common stock would be entitled to share ratably (i.e., an equal amount of assets for each share of such stock) in the distribution of our remaining assets.

Conversion Rights

Shares of common stock and Class C common stock do not possess any conversion rights. Shares of Class B common stock are convertible, at the option of the holder and without the payment of any additional consideration to us, into shares of common stock on a one share for one share basis. Shares of Class B common stock are not convertible into shares of Class C common stock.

Transferability and Public Trading Market

There are no restrictions on the transferability of shares of common stock, Class B common stock or Class C common stock. The common stock currently trades on The NASDAQ Global Select Market under the symbol “COKE.” Neither the Class B common stock nor the Class C common stock is currently listed for trading on any securities exchange or authorized for quotation in an interdealer quotation system of a registered national securities association.

Other Factors

Provision Regarding Redemption or Call of Class C Common Stock

The Restated Certificate of Incorporation specifically provides that shares of the Class C common stock shall not be made subject to any redemption or call by us.

Stock Splits and Reverse Stock Splits

The Restated Certificate of Incorporation provides that, except for dividends of our stock, which are governed by the provisions described above, shares of Class B common stock outstanding at any time shall not be split up or subdivided, whether by stock distribution, reclassification, recapitalization or otherwise, so as to increase the number of shares thereof issued and outstanding, unless at the same time the shares of common stock are split up or subdivided in like manner, in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) between the holders of common stock and Class B common stock as existed on the record date of any such transaction.

Except in the case of dividends of our stock, the Restated Certificate of Incorporation also provides that, if shares of common stock and Class B common stock outstanding at any time are split or subdivided, whether by stock distribution, reclassification, recapitalization or otherwise, so as to increase the number of shares thereof issued and outstanding, then the shares of Class C common stock shall be split or subdivided in like manner, in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class)

among the holders of common stock, Class B common stock and Class C common stock as existed on the date prior to such split or subdivision. Similarly, if shares of Class C common stock shall be split or subdivided in any manner, then all other outstanding classes of our common stock shall be proportionately split or subdivided.

In the case of reverse splits, the Restated Certificate of Incorporation provides that shares of common stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding, unless at the same time the shares of Class B common stock are reverse split or combined in like manner in order to maintain the same proportionate ownership between the holders of common stock and Class B common stock as existed on the record date of any such transaction.

The Restated Certificate of Incorporation also provides that if shares of common stock and Class B common stock outstanding at any time are reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding, then the shares of all other classes of our common stock also shall be reverse split or combined in like manner in order to maintain the same proportionate ownership (i.e., the same proportion of shares held by each class) between the holders of common stock, Class B common stock and Class C common stock as existed on the date prior to the reverse split or combination. Similarly, if shares of Class C common stock are reverse split or combined in any manner, all other outstanding classes of our common stock shall be proportionately reverse split or combined.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the person became an “interested stockholder,” unless:

•	before the person became an “interested stockholder,” the board of directors of the corporation approved either the transaction that would result in a business combination or the transaction which resulted in the stockholder becoming an “interested stockholder”;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

•	at or after the time the person became an “interested stockholder,” the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or any majority-owned subsidiary, transactions which increase an “interested stockholder’s” percentage ownership of stock of the corporation or any majority-owned subsidiary, and receipt by the “interested stockholder” of various financial benefits provided by or through the corporation or any majority-owned subsidiary. In general, an “interested stockholder” is defined as any person or entity that is the beneficial owner of at least 15% of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such person is an “interested stockholder.”

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

The prospectus supplement with respect to each offering of securities will set forth the specific plan of distribution and the terms of the offering, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	the use of the net proceeds;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, we will enter into an underwriting agreement with the underwriters at the time of the sale of the securities and the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the applicable prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may suspend or terminate any of these activities at any time.

Underwriters named in an applicable prospectus supplement are, and dealers and agents named in an applicable prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, dealers or agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make. Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

If indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers from some institutions to purchase our securities at the public offering price given in that supplement under “Delayed Delivery Contracts” providing for payment and delivery on the date or dates stated in such supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under the contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

•	if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against and contribution toward certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list any series of debt securities on a securities exchange.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 29, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Any statement made by us in this prospectus concerning a contract, agreement or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement and the documents that we reference below under the caption “Information Incorporated by Reference” for a more complete understanding of the contract, agreement or other document. Each such statement is qualified in all respects by reference to the contract, agreement or other document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov and at the offices of the NASDAQ Global Select Market located at 1735 K. Street, N.W., Washington, D.C. 20006.

We make available free of charge through our web site at http://www.cokeconsolidated.com copies of the reports, proxy statements and other information we file with the SEC. The information on our web site is not a part of this prospectus or any applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus and any prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed with the SEC):

(1) our Annual Report on Form 10-K for the fiscal year ended December 29, 2013;

(2) our Quarterly Report on Form 10-Q for the quarter ended March 30, 2014;

(3) our Current Report on Form 8-K filed on May 9, 2014; and

(4) the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 29, 1973, including any amendment or report filed for the purpose of updating such description.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. Such requests should be directed to the attention of our Corporate Secretary at the following address and telephone number:

Coca-Cola Bottling Co. Consolidated

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

Telephone: (704) 557-4400

Prospectus

COCA-COLA BOTTLING CO. CONSOLIDATED

$500,000,000

Debt Securities

Preferred Stock

Common Stock

Class C Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses, other than underwriting discounts and commissions, to be incurred by the registrant in connection with the issuance and distribution of the securities registered under this registration statement. All the expenses, with the exception of the Securities and Exchange Commission registration fee, are estimates.

Securities and Exchange Commission registration fee	$64,400
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees	*
Rating agency fees	*
Trustee’s fees and expenses	*
Miscellaneous	*

Total	*

*	These fees and expenses will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The registrant is a corporation organized under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. The registrant’s Amended and Restated Bylaws provide that the registrant will indemnify its directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or purchase or redemption of shares; or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s Restated Certificate of Incorporation contains a provision which eliminates the personal liability of the registrant’s directors for monetary damages for breaches of fiduciary duties to the fullest extent permitted by the DGCL.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145. The registrant’s Amended and Restated Bylaws permit the registrant to maintain insurance on behalf of any director or officer for any liability arising out of his or her actions in connection with their services to the registrant. The registrant maintains directors’ and officers’ liability insurance for its directors and officers.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this registration statement will contain provisions regarding indemnification of the registrant’s directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits

See the “Exhibit Index,” which follows the signature pages to this registration statement and is herein incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 13, 2014.

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ James E. Harris
James E. Harris
Senior Vice President, Shared Services and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James E. Harris, Clifford M. Deal, III and William J. Billiard severally, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) and supplements to this registration statement and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as any of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Frank Harrison, III J. Frank Harrison, III	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2014

/s/ H.W. McKay Belk H.W. McKay Belk	Director	May 13, 2014

/s/ Alexander B. Cummings, Jr. Alexander B. Cummings, Jr.	Director	May 13, 2014

/s/ Sharon A. Decker Sharon A. Decker	Director	May 13, 2014

/s/ William B. Elmore William B. Elmore	Director	May 13, 2014

Signature	Title	Date

/s/ Morgan H. Everett Morgan H. Everett	Director	May 13, 2014

/s/ Deborah H. Everhart Deborah H. Everhart	Director	May 13, 2014

/s/ Henry W. Flint Henry W. Flint	Director	May 13, 2014

/s/ William H. Jones William H. Jones	Director	May 13, 2014

/s/ James H. Morgan James H. Morgan	Director	May 13, 2014

/s/ John W. Murrey, III John W. Murrey, III	Director	May 13, 2014

/s/ Dennis A. Wicker Dennis A. Wicker	Director	May 13, 2014

/s/ James E. Harris James E. Harris	Senior Vice President, Shared Services and Chief Financial Officer (Principal Financial Officer)	May 13, 2014

/s/ William J. Billiard William J. Billiard	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 13, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Restated Certificate of Incorporation of Coca-Cola Bottling Co. Consolidated (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 29, 2003)

4.2	Amended and Restated Bylaws of Coca-Cola Bottling Co. Consolidated (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 10, 2007)

4.3	Supplemental Indenture (amending, supplementing and restating in its entirety the Indenture, dated as of July 20, 1994, between Coca-Cola Bottling Co. Consolidated and NationsBank of Georgia, National Association), dated as of March 3, 1995, between Coca-Cola Bottling Co. Consolidated and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to NationsBank of Georgia, National Association and Citibank, N.A.), as trustee (the “Indenture”) (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 29, 2002)

4.4*	Form of Debt Securities

4.5*	Certificate of Designations, Preferences, Rights and Limitations relating to Preferred Stock

4.6*	Form of Preferred Stock Certificate

4.7	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed on May 31, 1985)

4.8*	Form of Class C Common Stock Certificate

5.1**	Opinion of Moore & Van Allen PLLC

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1**	Power of Attorney (included in signature pages)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee, under the Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.